UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2006

Medarex, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 15, 2006, Medarex, Inc. (“Medarex”) announced that its Board of Directors had appointed one of its outside directors to oversee an investigation of its historical stock option practices and related accounting treatment.  The outside director has not completed the work or reached final conclusions and is continuing the investigation.  Accordingly, Medarex was not able to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Form 10-Q”) on the prescribed filing date and will not be able to file its Form 10-Q until the investigation has been completed.  Medarex also previously announced that it will restate its annual financial statements for the periods from 2000 through 2005 and its interim financial statement for the period ended March 31, 2006.

On August 25, 2006, Medarex received a letter from Citadel Equity Fund Ltd. (“Citadel”) under Medarex’s Indenture dated as of May 3, 2004 (the “Indenture”), between Medarex and Wilmington Trust Company, as trustee (the “Trustee”), relating to $150,000,000 aggregate principal amount of Medarex’s 2.25% Convertible Senior Notes due May 15, 2011 (the “Notes”).  Citadel is reportedly a holder of more than 25% in principal amount of the outstanding Notes and provided notice under Section 5.1(4) of the Indenture.  The letter, which constitutes a “Notice of Default” under the Indenture, cites Medarex’s failure to timely file its Form 10-Q as the basis for the Notice of Default.  The Notice of Default further provides that if Medarex does not file its Form 10-Q by October 24, 2006, an event of default under the Indenture will exist.

Under Section 5.1(4) of the Indenture, Medarex has 60 days after such a notice of default has been given to cure any such event of default.  If an event of default shall be deemed to have occurred, Medarex intends to use its best efforts to cure any such default within the required cure period.  If such an event of default occurs and is continuing, the Indenture provides that the Trustee or the holders of not less than 25% in principal amount of the Notes may declare the principal of all the Notes to be due and payable immediately, by providing a written declaration of acceleration to Medarex (and to the Trustee if given by the holders), and upon such declaration, the principal of the Notes and all accrued interest thereon will become immediately due and payable.  As of June 30, 2006, Medarex held approximately $424.4 million in cash, cash equivalents, marketable securities and segregated cash (approximately $19.5 million of which relates to Celldex Therapeutics, Inc., a majority-owned subsidiary), and the Notes currently have an aggregate outstanding principal amount of $150 million.  Medarex believes that after any required repayment of the Notes, its existing resources will be adequate to fund its currently planned working capital requirements for both the short and long term.

Medarex issued a press release on August 31, 2006 announcing its receipt of the Notice of Default.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release issued by Medarex, Inc. dated August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medarex, Inc.

Date: August 31, 2006	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer